Exhibit 99.1

Chembio Diagnostics and Takeda Pharmaceutical Company Enter Collaboration to Develop Point-of-Care Diagnostic Test

MEDFORD, N.Y., July 18, 2019 (GLOBE NEWSWIRE) – Chembio Diagnostics, Inc. (Nasdaq: CEMI), a leading point-of-care (POC) diagnostics company focused on infectious diseases, today announced that it has entered into a collaboration with Shire Human Genetic Therapies, Inc., a wholly owned subsidiary of Takeda Pharmaceutical Company Limited, a global pharmaceutical company, to develop a novel POC diagnostic test to detect an undisclosed biomarker.

Under terms of the agreement, Chembio will receive funding from Takeda, subject to satisfying certain milestones, to develop a quantitative POC test utilizing Chembio’s patented DPP platform and hand-held optical analyzer. The development of the POC test will build upon Takeda’s technical research on a unique set of biomarkers and is expected to provide quantitative results in approximately 15 minutes from a small 10µL drop of fingerstick blood.

John Sperzel, Chembio's Chief Executive Officer, commented, "We are thrilled to collaborate with Takeda, a global pharmaceutical company, focused on oncology, gastroenterology and neuroscience therapeutic areas plus vaccines. Through this collaboration, our goal is to leverage Chembio's patented DPP® platform and our joint scientific expertise, to develop and commercialize a novel point-of-care diagnostic test that can improve health outcomes globally."

Chembio’s DPP platform is the same technology used for the company’s DPP HIV 1/2 Assay, which has achieved numerous regulatory approvals, including FDA-approval, CLIA-waiver, WHO prequalification, CE mark, and ANVISA approval.

About Chembio Diagnostics
Chembio is a leading point-of-care diagnostics company focused on detecting and diagnosing infectious diseases. The company’s patented DPP technology platform, which uses a small drop of blood from the fingertip, provides high-quality, cost-effective results in approximately 15 minutes. Coupled with Chembio’s extensive scientific expertise, its novel DPP technology offers broad market applications beyond infectious disease, a number of which applications are under active development with collaboration partners. Chembio’s products are sold globally, directly and through distributors, to hospitals and clinics, physician offices, clinical laboratories, public health organizations, government agencies, and consumers. Learn more at www.chembio.com.

Forward-Looking Statements
Statements contained in the third paragraph of this release that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the company and its management. Such statements, which are estimates only, reflect management's current views, are based on certain assumptions, and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to, the success of Chembio’s research, development and commercialization efforts and Chembio’s retention and attraction of key personnel. Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

DPP is our registered trademark. For convenience, this trademark appears in this release without ® symbols, but that practice does not mean that we will not assert, to the fullest extent under applicable law, our rights to the trademark.

Media contacts:

Chembio Diagnostics
Lynn Pieper Lewis
Gilmartin Group
(415) 937-5402
investor@chembio.com